89884641.1

Exhibit 24

POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints Daniel J. Weber and Krista Herrmann, either of them acting singly and with full power of substitution, as his or her true and lawful attorney-in-fact to:

(1)
prepare, execute and file for and on behalf of the undersigned a Form ID, including amendments thereto, and any other related documents necessary or appropriate to obtain from the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) the codes, numbers and passphrases enabling the undersigned to make electronic filings with the SEC as required under the United States Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)
execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer or director or both of TTM Technologies, Inc. (the “Company”), Forms 3, 4 and 5 (and any amendments thereto), as a result of the undersigned’s ownership of or transactions in the Company’s securities, in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3)
act as an “Account Administrator” for the undersigned’s EDGAR Next account, including: (i) enrolling the undersigned in EDGAR Next or any successor filing system; (ii) appointing, removing and replacing Account Administrators, technical administrators, account users, and delegated entities; (iii) maintaining the security of Filer’s EDGAR Next account, including modification of access codes; (iv) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR Next account dashboard; and (v) taking any other actions contemplated by Rule 10 of Regulation S-T;

(4)
cause the Company to accept a delegation of authority from the undersigned’s EDGAR Next Account Administrator and authorize the Company’s EDGAR Next Account Administrator pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR Next account;

(5)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 (and any amendments thereto), and the timely filing of such form with the SEC and any securities exchange or similar authority; and

(6)
take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act required, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

89884641.1

The authority under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned’s ownership of or transactions in securities of the Company, unless earlier revoked by the undersigned in writing. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, Section 16 of the Exchange Act.

The undersigned hereby revokes any and all powers of attorney executed prior to the date hereof which purport to appoint attorneys-in-fact to act on the undersigned’s behalf in connection with the execution and filing of a Form ID and Forms 3, 4 and 5 with regard to the securities of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of January 2026.

/s/ Gregory S. Fortier

Gregory S. Fortier